                                 Exhibit 24.2
                                 ------------

                           CERTIFICATE OF SECRETARY

     The undersigned hereby certifies that he is the duly authorized Secretary of Lifef/x, Inc. (the "Corporation"), a Nevada corporation, and that the following resolutions were adopted by unanimous written consent of the Board of Directors of the Corporation on March 16, 2000:

                          S-8 REGISTRATION STATEMENT
                          --------------------------

     RESOLVED, that the Chairman, Chief Executive Officer and Chief Financial Officer of the Corporation, with the assistance of its accountants and counsel be, and each of them acting singly hereby is, authorized to prepare, execute and file with the Commission on behalf of the Corporation one or more registration statements on Form S-8 or an equivalent form, including the prospectus and any and all exhibits and other documents relating thereto, for registration under the Securities Act of all shares of the Common Stock issued or to be issued upon exercise of options granted or to be granted under the 1999 Long Term Incentive Plan (the "Plan") and any and all amendments to said registration statements, all in such form as the officers executing the same, on the advice of counsel, may deem necessary or appropriate.

     RESOLVED, FURTHER, that Lucille Salhany be, and hereby is, appointed as designated as the person duly authorized to receive communications and notices from the Commission with respect to the registration statements on Form S-8 heretofore authorized.

     RESOLVED, FURTHER, that the officers and directors who may be required to execute said registration statements or any amendments thereto (whether on behalf of the Corporation or as an officer or director thereof or by attesting the seal of the Corporation or otherwise) be, and each of them acting singly hereby is, authorized to execute a power of attorney appointing Lucille Salhany and Richard A. Guttendorf, and each of them severally, his true and lawful attorneys and agents to execute in his name, place and stead (in any such capacity) said registration statements and any and all amendments thereto, and all instruments necessary or appropriate in connection therewith, to attest the seal of the Corporation thereon, and to file the same with the Commission, said attorneys and agents to have power to act with or without the other, and to have full power and authority to do and perform in the name and on behalf of each of said officers or directors and act whatsoever necessary or advisable in the premises as fully and to all intents and purposes as any such officer or director might or could do in person.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Secretary as of April 11, 2000.

                                        /s/ Richard A. Guttendorf, Jr.
                                        ______________________________________
                                        Richard A. Guttendorf, Jr., Secretary